UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Raymond James Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

__________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

__________________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

__________________________________________________________________________________________________________

(5)	Total fee paid:

__________________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

__________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

__________________________________________________________________________________________________________

(3)	Filing Party:

__________________________________________________________________________________________________________

(4)	Date Filed:

__________________________________________________________________________________________________________
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number

[The following is a February 11, 2009 email from Tom James, Chairman and CEO of Raymond James Financial, Inc. to Company employees]

I want to encourage all of you who have not completed and returned your proxy card for the February 19th annual meeting of Raymond James shareholders to do so as soon as possible.

In addition to the normal election of directors and approval of auditors, this year’s proxy proposes amendments to two of our employee equity benefit plans, the 2005 Restricted Stock Plan and the 2003 Employee Stock Purchase Plan. Both are running out of shares and the proposed amendments would replenish shares available for issuance to current associates and new hires. These plans benefit employees and are valuable tools for retention and recruiting; thus, they are important for our continued growth.

Please exercise your shareholder rights by voting on all matters as soon as possible, but no later than February 18th. Your proxy card explains how you can vote online or by telephone in addition to returning the card by mail.

If you own shares of RJF in a Raymond James brokerage account and no longer have your proxy materials, email Corporate Actions at reorganization@raymondjames.com with your account number(s) and the number of RJF shares in each. Corporate Actions will reply with your voting code, which is required when voting by telephone (800-454-8683) or online. Corporate Actions is ready for your questions at 727-567-3724 or home office extension 73724.

The full proxy statement is available at raymondjames.com under “About Our Company – Investor Relations – Shareholders’ Meeting.” Proposals for your consideration are:

Proposal 1. To elect ten nominees to the Board of Directors of the Company.
Proposal 2. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.
Proposal 3. To approve an amendment to the 2005 Restricted Stock Plan.
Proposal 4. To approve an amendment to the 2003 Employee Stock Purchase Plan.

Your vote is important, no matter the size of your holdings.

Tom James
Chairman and CEO